UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2009

Maven Media Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 20th Floor
New York, NY 10036
(Address of principal executive offices) (zip code)

(646) 723-4001
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 13, 2009, Craig Brown was appointed Chief Financial Officer of Maven Media Holdings, Inc. Mr. Brown, 42, was Vice President Finance of Glades Pharmaceuticals from 2007 to 2008. From 2000 to 2007, Mr. Brown held various positions at Millipore Corporation (formerly Serologicals Corporation), a life sciences company, including Vice President, Corporate Controller of the Serologicals division (in 2007), Vice President/Controller of the Millipore Bioprocess division (in 2006), Vice President/Controller of the Celliance Corporation division (from 2005 – 2006), Director, Finance (from 2003 – 2004), and Director, Financial Reporting (from 2000 – 2003). Mr. Brown received a BS in Financial Management from Clemson University. Mr. Brown is a Certified Public Accountant.

In connection with the appointment of Mr. Brown as the Company’s Chief Financial Officer, the Company entered into an amended and restated employment agreement with Mr. Brown (the “Employment Agreement”), effective July 13, 2009 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Brown will serve as the Company’s Chief Financial Officer, commencing on the Effective Date, for a term of one year, which will renew automatically for successive one year terms unless either party gives thirty days written notice prior to the expiration of the initial one year term or any renewal term, and subject to earlier termination as provided therein (the “Term”). Pursuant to the Employment Agreement, Mr. Brown will receive a base salary of $175,000, which may be increased during the Term in the discretion of the Company’s Board of Directors, and the Company agreed to reimburse Mr. Brown up to $1,000 per month for Mr. Brown’s rent and utilities expenses for up to one year. Pursuant to the Employment Agreement, the Company issued Mr. Brown warrants (the “Warrants”) to purchase 400,000 shares of the Company’s common stock at an exercise price $0.67. The Warrants vest two years from the effective date of the Company’s registration statement on Form S-1 to be filed with the Securities and Exchange Commission, provided Mr. Brown is employed by the Company at such time. In addition, the Warrants shall vest automatically in the event of a sale of the Company or the Company’s failure to raise $4,000,000. The Warrants have a five year term.

The Employment Agreement may be terminated by the Company upon written notice for Cause (as defined therein), or upon 30 days’ written notice, without Cause. If the Employment Agreement is terminated by the Company without Cause, Mr. Brown shall receive a payment of the base salary, and bonus, if any, that would have been paid to Mr. Brown through the end of the then remaining Term, plus one year of base salary and continuation of medical benefits for nine months. In addition, if the Employment Agreement is terminated by the Company without Cause, any unvested equity compensation granted to Mr. Brown shall vest immediately and any vested warrants may be exercised on or before the earlier of (i) warrant’s expiration date, or (ii) twelve months after Mr. Brown’s termination.

Mr. Brown may terminate the Employment Agreement upon 30 days written notice for Good Reason (as defined therein). If Brown terminates for Good Reason, he shall be entitled to all payments and benefits as if the Company had terminated the Employment Agreement without Cause. Mr. Brown may also terminate the Employment Agreement upon 30 days’ written notice without Good Reason.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, by and between Maven Media Holdings, Inc., Waste2Energy, Inc., and Craig Brown

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVEN MEDIA HOLDINGS, INC.

Dated: July 17, 2009	By:	/s/ Peter Bohan
Name: Peter Bohan
Title: Chief Operating Officer